CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 27, 2012